Exhibit 10.21

Shanghai Zhangjiang Hi-tech Park

Property Lease/Pre-lease Contract

(Version 2016)

[                                                    ] Property Lease/Pre-lease Contract

Contract No.:

Place of Execution:

Landlord: Shanghai Zhangjiang Hi-tech Park Development Co., Ltd.  (hereinafter referred to as “Party A”)

Tenant: Yao Fang Information Technology (Shanghai) Co., Ltd.  (hereinafter referred to as “Party B”)

In accordance with the Contract Law of the People’s Republic of China, Shanghai Property Lease Regulations and other applicable laws and regulations, Party A and Party B, on the basis of equality, free will, fairness and good faith, reach a consensus through consultation and make and enter into this Contract as follows on November 28, 2017:

Contents

1. Definitions	4
2. Leased/Preleased Premises	4
3. Purpose of Lease	5
4. Date of Handover	6
5. Handover Conditions	7
6. Lease Term	7
7. Rent and Other Charges	8
8. Payment Terms	8
9. Performance Bond	9
10.Property Management	10
11.Fit-out, Use and Maintenance	10
12.Return of the Leased/Preleased Premises	12
13.Sublease and Lease Expansion	13
14.Party A’s Obligations	13
15.Party B’s Obligations	14
16.Contract Termination and Liability Exemption	14
17.Rescission of Contract and Liabilities for Breach of Contract	16
18.Force Majeure	18
19.Notice	19
20.Governing Law and Dispute Resolution	20
21.Miscellaneous	20
22.Annexes	21

1. Definitions

Unless otherwise required by the context, the following terms shall have the meanings set opposite to the same:

“Property” means the property located at 295 of Zuchongzhi Road and the facilities therein, thereon and thereof.

“Leased/Preleased Premise” means the corresponding premise in the Property mentioned in Article 2 hereof and leased by Party B from Party A.

“Lease Term” or “Term of Lease” means the period specified in Article 6.1 hereof starts on the lease commencement date and ends on the lease termination date.

“Rent” means the rent for lease/pre-lease paid by Party B to Party A during the Lease Term in such amount and for such period as stipulated herein, excluding Other Charges payable by Party B pursuant to provisions hereof to Party A or competent government, relevant utilities, property management office, etc.

“Other Charges” mean all charges, save and except rent, that shall be paid by Party B to Party A or the property manager pursuant hereto for use of Leased/Preleased Premises or all charges advanced by Party A or the property manager on behalf of Party B, including but not limited to property management fee, gas charge, water charge, electricity charge, communication fee and parking charge.

“Performance Bond” means the deposit paid, for fully performance of the obligations hereunder, by Party B to Party A pursuant to the stipulations hereof when this Contract takes effect, or within the payment period specified herein and in no case later than the handover of the Leased/Preleased Premises.

“Sublease” means that Party B subleases the Premises in whole or in part to a third party after obtaining the written consent of Party A; such third party is referred to herein as the “Subtenant”. Party B shall take joint and several liabilities for the acts of the Subtenant, and the sublease of Party B will not diminish or affect the obligations and liabilities of Party B hereunder.

2. Leased/Preleased Premises

2.1 According to the provisions hereof and the conditions stipulated herein, Party A agrees to lease out and Party B agrees to lease/pre-lease in the Premises located at Rooms 301, 302, 401 and 402, 295 of Zuchongzhi Road, Zhangjiang Hi-tech Zone, Shanghai and the facilities in, on and of such Premises.

2.2 Before lease, Party B has inspected in detail the certificate of title to the Leased/Preleased Premises and the Leased/Preleased Premises, and confirms such certificates of title to and corresponding parts and areas of such Premises. Before signing this Contract, Party A has informed Party B that mortgage [has not](has/has not) been created on the Leased/Preleased Premises and has also informed Party B of other existing encumbrances thereon; Party B raised no objection to the fact that the Leased/Preleased Premises meet the requirements of Party B on lease and use.

2.3 The Parties confirm that the leasable area of the Leased/Preleased Premises is [3131.41] square meters, including 1351.52 square meters for room 301, 213. 75 square meters for room 302, 1352. 40 square meters for room 401 and 213. 74 square meters for room 402 (the specific location thereof is shown in Annex I hereto, the specific part demonstrated on the floor plan for the [3rd-4th] floors of the Property, which is for identification only).

3. Purpose of Lease

3.1 Party B may use the Leased/Preleased Premises only as a [workshop] and may not use the same for other purposes. Party B fully understands and holds no objection to the planned purpose and nature of the land on which the Leased/Preleased Premises are located. Party B shall use the Leased/Preleased Premises reasonably based on the nature thereof, and shall abide by the national and local regulations on house use and property management. If Party B needs to change the use of the Leased/Preleased Premises, it shall obtain the consent of Party A in writing and, if such change shall be subject to government approval according to laws, Party B shall be responsible for reporting such change to competent department for approval, and Party A shall give cooperation in handling related formalities.

3.2 Without the written consent of Party A, Party B may not do the following acts:

3.2.1Distributing or placing any notices or advertising or written publicity materials in other places of the Property than the Leased/Preleased Premises, or placing any light box advertising in the Property and Leased/Preleased Premises that face the curtain wall;

3.2.2Seting up any additional building (structure) in the Leased/Preleased Premises or on the outer wall and roof of the Property;

3.2.3 Bringing overweight, inflammable, explosive, corrosive, or toxic articles and other hazardous articles and/or any forbidden articles in the Leased/Preleased Premises and the Property or carrying out any other activities that harm the safety of the Leased/Preleased Premises and the Property (the risk control measures related to the hazardous articles and forbidden articles have been included in the fit-out plan of Party B, save and except those for which Party B has held special fire approval document, obtained the consent of Party A, and taken necessary measures to guarantee safety);

3.2.4Using the Leased/Preleased Premises or any part thereof for residential or living;

3.2.5 Making too much noise or otherwise causing actual annoyance to other owners or tenants of the Property;

3.2.6 Carrying out any program in the Leased/Preleased Premises that causes any pollution to the surroundings or park environment;

3.2.7 Damaging or permitting to be damaged the Leased/Preleased Premises and the Property;

3.2.8Keeping animals or conducting other acts obstructing management in the Leased/Preleased Premises;

3.2.9 Carrying out commercial or non-commercial activities in the name of Party A;

3.2.10Subleasing the Leased/Preleased Premises without authorization or transferring the lease right hereunder in disguised forms or using such right as collateral;

3.2.11Permitting any third party to use or to jointly use the Leased/Preleased Premises;

3.2.12Using the Leased/Preleased Premises for illegal activities or activities that go against the local public order and good customs; and

3.2.13Doing any other acts that may possibly cause hindrance or interference to the rights of Party A, other owners or tenants, or any Party, and any other acts that may damage the Leased/Preleased Premises and the Property.

3.3 Party B undertakes that at any time during the Lease Term it, including but not limited to its agents, employees, labors, contractors, clients and visitors, will abide by all existing and future laws, regulations, ordinances, government regulations or management rules on such Property and Leased/Preleased Premises or on the use of the Property by Party B.

3.4 Party B undertakes that it is essential to protect the reputation of Party A and the Property and to maintain the prestige of Party A and the Property in the heart of Party A’s tenants, clients, guests and invitees, and that any adverse effects caused to such reputation and prestige will result in heavy losses to Party A. Consequently, Party B hereby undertakes and agrees to use the Leased/Preleased Premises in good faith of high level and according to the provisions hereof to protect and improve the good reputation of Party A and the Property. In order to reach such standards, Party B shall make all its reasonable efforts to supervise, manage and guide the acts of its agents, employees, labors, contractors, clients and visitors in the Leased/Preleased Premises.

4. Date of Handover

4.1 Party A and Party B agree that Party A will, before [December][1][2017]and after Party B has paid the Performance Bond and Other Charges hereunder, hand over the Leased/Preleased Premises to Party B. Party B shall sign for related certificates for the Leased/Preleased Premises when Party A or the property management office entrusted thereby hands over the Leased/Preleased Premises. The receipt by Party B of related certificates on the Leased/Preleased Premises shall be deemed that Party A has completely and property performed the Leased/Preleased Premises handover obligations hereunder.

4.2  If any fault not attributable to Party A causes it impossible for Party A to deliver the Leased/Preleased Premises as agreed, Party B agrees to grant a 7-day grace period to Party A, during which Party A assumes no liability for breach of contract, provided that the lease commencement date shall be changed to the actual delivery date of the Premises by Party A, that the Lease Term shall remain unchanged and that the Lease Termination date shall be postponed accordingly; should Party A still fail to deliver the Leased/Preleased Premises upon the expiry of the grace period, Party B shall have the right to choose to give a written notice to Party A to rescind this Contract, and Party A shall pay compensation to Party B equal to the amount of the Performance Bond.

4.3 Should Party A fails to deliver the Leased/Preleased Premises on the specified date of handover due to reasons attributable to Party B, the Leased/Preleased Premises shall be deemed delivered on schedule, the lease commencement date will not be changed, and the Lease Term shall commence on the lease commencement date set forth herein.

4.4 Should Party B fail to handle the takeover formalities within 10 working days after Party A sends a written notice with respect thereto, Party A shall have the right to promptly terminate this Contract unilaterally and to take possession of the Leased/Preleased Premises after giving a written notice to Party B, in which case the Performance Bond paid by Party B will be deemed as liquidated damages and will not be refunded, and Party A shall have the right to lease the Leased/Preleased Premises to a third party on conditions as it deems appropriate.

5. Handover Conditions

5.1 As to the handover standards, the existing fit-outs, ancillary facilities and equipment, and other matters to be agreed, the use scope, conditions and requirements for the public or common areas (if any) of the Leased/Preleased Premises, applicable provisions shall be set forth by Party A and Party B respectively in Annex II hereto Handover Standards and List of Existing Fit-outs Ancillary Facilities and Equipment and Annex III Scope, Conditions and Requirements for Use of Common Parts. Party A and Party B agree to take Annex II and Annex III as the handover (return) standards and inspection basis for the handover of the Leased/Preleased Premises by Party A to Party B and for the return of the Leased/Preleased Premises by Party B to Party A upon the expiry, rescission or early termination hereof.

5.2 If Party B has any objection to the Leased/Preleased Premises handed over and quality thereof, it shall raise such objection to Party A in writing within 10 working days after the handover, and Party A shall, after giving a written confirmation, be responsible to resolve such objection; if Party A, upon inspection, deems that the basis of such objection is not existed, the Leased/Preleased Premises shall be deemed compliant with the handover standards; should Party B fail to raise any objection within the aforesaid period, it shall be deemed to have no objection.

6. Lease Term

6.1 The Lease Term of the Leased/Preleased Premises by Party B is: with respect to the [Lease], from [December][1][2017]to [November][30][2020]; with respect to the [prelease], commencing on the date when Party B signs for related certificates of the Preleased Premises, and automatically converting to lease as of the date on which Party A duly obtains the certificate of title to the Leased/Preleased Premises; the Lease Term thereof shall end on [/](month)[/](date)[/](year).

6.2 Upon the expiry of the Lease Term, Party A shall have the right to take possession of the entire Leased/Preleased Premises, and Party B shall return the same on schedule. If Party B requires renewing the lease, it must make such request explicitly in writing to Party A three months before the date of expiry and shall, upon the consent of Party A, sign a new lease contract or lease renewal agreement with Party A at least two months before the expiry of the Lease Term.

6.3 If Party B fails to express its intention to renew the lease three months before the expiry of the Lease Term or the Parties fail to reach a consensus on the Rent for the renewed lease, renewed term and other renewal-related matters as later as of two months before the expiry of the Lease Term, Party A shall have the right to make preparations for lease to others, including but not limited to taking any future potential tenants to visit the Leased/Preleased Premises or conducting reasonable and necessary inspection and making maintenance of the Leased/Preleased Premises at the time agreed with Party B. Party B shall give cooperation thereto, provided that such visit or inspection or maintenance shall not affect the normal work of Party B.

7. Rent and Other Charges

7.1 The Parties confirm that the rent-free period is two months, from [December][1][2017]to [January][31][2018], during which Party B is exempted from the payment of rent.

7.2 From [February][1][2018], the base Rent for the Leased/Preleased Premises shall be RMB[4.8]each square meter each day and the monthly Rent totals up to RMB [457185.86. The monthly Rent equals to the base Rent*leasable area described in Article 2.3 hereof *365/12; if the leasable days of the first calendar month and the last calendar month during the Lease Term is less than the total calendar days of such months respectively, the Rent of such months respectively shall be (monthly rent/ total calendar days of such month)* actual lease days of such month.

7.3 Unless otherwise agreed, the Rent hereunder shall be tax-inclusive.

7.4 All charges incurred by reason of the lease and use of the Leased/Preleased Premises during the Lease Term (including the rent-free period) and the occupation period, including property management fee, gas charge, water charge, electricity charge, communication fee, parking charge and Other Charges (if any), shall be borne by Party B.

8. Payment Terms

8.1 All rents and Performance Bond hereunder shall be paid to the bank account of Party B.

i. Payee: Shanghai Zhangjiang Hi-tech Park Development Co., Ltd.

ii. Bank: China Construction Bank, Shanghai Zhangjiang Sub-branch

iii.Account number: ******************

8.2 Party B shall pay the Rent due on schedule and shall bear all charges incurred in relation to the payment hereunder. If the payment is made by check or other non-cash methods, such payment shall be deemed received only when it is received by the RMB bank account designated by Party A. If the amount actually received by Party A’s bank account is inconsistent with the amount stated on the check and other bank payment vouchers submitted by Party B, the amount actually received by the bank account of Party A shall be deemed as final.

8.3 Any payments hereunder shall be made in RMB, unless Party A gives prior written consent to the payment by other currencies than RMB.

8.4 The Rent shall be paid on the following schedule and in the following methods:

8.4.1                              The Rent shall be paid on a [quarterly](monthly/quarterly)basis. Party B shall, [B](A. before the 10th day of each calendar month/B. before the 10th day of the first month of each quarter) during the Lease Term, pay the Rent for such calendar [quarter](month/quarter), except for the payment of the rent for the first period, which shall be made by Party B pursuant to Article 8.4.2. Party A does not need to give a separate notice on the payment of any rent.

8.4.2                            Rent For the First Period. Party B shall, before [January][1][2018], pay the Rent of RMB [914371.72]for the first period, namely, from [February][1][2018] to [March][31][2018].

8.4.3                              Party A shall, within seven working days after receiving the Rent paid by Party B, issue corresponding tax invoice [A](A. special VAT invoice/B. regular VAT invoice) to Party B and shall advice Party B to pick up such invoice within seven working days.

If Party B subleases the Leased/Preleased Premises upon the written consent of Party A, it shall issue invoice to and collect Rent from the Subtenant by law.

8.4.4 The invoicing information of Party B is as follows:

i. Company name: Yao Fang Information Technology (Shanghai) Co. Ltd.

ii. Address: building 10, 115 of Lane 572, Bibo Road, Pudong New area, Shanghai

iii.Telephone: 021-20536666

iv.Bank account number: China Merchants Bank Co., Ltd., Shanghai Dongfang Sub-branch ***************

v.Tax Identification No.: ******************

vi.Other information:  /

8.4.5  If there is any change in the invoicing information of Party B during the term hereof, Party B shall give a written and stamped notice to Party A in the month of such change, and Party A shall issue invoice to Party B pursuant to the provisions of Article 8.4.3.

8.4.6  Party B shall designate a specific assignee to pick up the invoices and shall assume the liaiblites and losses resulting from the failure in pickup or lost after pickup. If Party B needs a credit note and meets the requirements of tax administration for issuance of such credit note, it shall make such request within 180 days after the date of invoice issuance; otherwise it shall bear all losses arising therefrom.

8.5 The property management fee and Other Charges shall be paid within such period and in such method as required by the property manager.

9. Performance Bond

9.1 Party A and Party B agree that Party B shall, within five working days after the signature of the Contract and before the handover of the Leased/Preleased Premises, pay the performance bond in full to Party A in an amount equal to three months’ rent, i.e. RMB [1371557.58]. After receiving the Performance Bond, Party A shall issue corresponding receipt to Party B. No interest shall be accured on the Performance Bond.

9.2 Should Party B fails to pay the aforesaid Performance Bond in full for more than [5] days, Party A may deem that Party B give up the lease of the Leased/Preleased Premises, and shall also have the right to, after giving a written notice, rescind this Contract pursuant to Article 17 hereof and lease the Leased/Preleased Premises to a third party.

9.3 Party A shall, under all circumstances, have right but is not obliged to apply the Performance Bond against various payments that shall be made by Party B (including but not limited to rent, interest on delayed payment, liquidated damages, compensation, etc.) and may also require Party B to directly pay all payables. If Party A uses the Performance Bond for offset and the after-offset Performance Bond is less than the amount specified in Article 9.1, Party B shall, within five working days after receiving the written notice of Party A, promptly bring the Performance Bond to its full amount.

9.4 When the leasehold relation terminates, Party A shall return the remaining ( if any) of the Performance Bond to Party B in RMB without interest after setting off the charges that are stipulated herein or incurred in the course of lease and shall be borne by Party B. Such remaining shall be returned within 15 days after the occurrence of the following three events, whichever comes latest:

9.4.1 Party B reinstates the Leased/Preleased Premises according to the provisions hereof, completes the change or cancellation of any administrative registration with the Leased/Preleased Premises as the registered address (including but not limited to business registration and tax registration) and returns the Leased/Preleased Premises to Party A.

9.4.2 Party B has paid all payable rents, Other Charges and the compensations/liquidated damages to be borne by it due to violation or non-performance of any provisions hereof.

9.4.3 Party B has completed the cancellation of registration and filing of this Contract (including but not limited to lease registration and filing) with related government departments.

10. Property Management

10.1                               During the Lease Term, Party A or a third party entrusted by it shall be responsible for management and normal maintenance of the Property.

10.2                               The present manager of the Property is [Shanghai Zhangjiang Property Management Co., Ltd.] and Party A shall have the right to replace such property manager at any time. If Party A changes the property manager, it shall notify Party B in writing of such change.

10.3                               During the Lease Term, the charges (including but not limited to property management fee, fit-out deposit (if any), etc.) that shall be paid by Party B to the property manager according to the Property Management Contract and/or the Property Management Convention shall be borne and paid by Party B according to related stipulations or provisions.

11. Fit-out, Use and Maintenance

11.1              After leasing the Leased/Preleased Premises, if Party B intends to fit out the Premises as required for its use, it shall send all fit-out construction drawings 30 days in advance to Party A or the property management office designated by it for review and may not carry out such fit-out before obtaining the written consent from Party A or the property management office designated by it and the approval of competent government department(s).

11.2     Party B shall warrant to Party A that the contractors selected by it for fit-out work has qualification certificates and government permits as required by corresponding fit-out work.If Party B carries out construciton without authorization, Party A shall have the right to take such meausres, including but not limtied to, rejecting the entry of the construciton team of Party B, water cutoff and power cutoff, all legal consequences arising from which shall be borne by Party B.If the fit-out of the Leased/Preleased Premises causes any economic loss to Party A , Party A shall have the right to recover such loss from Party B.

11.3     Party B warrants that its fit-out shall comply with the regulations and rules of the State and Shanghai Municipality on architecture, firefighting, environmental protection, sanitation and other aspects and may not obstruct or interfere with the normal use by the owners and tenants of the neighboring premises. Party B shall be responsible for resolving all legal liabilities and disputes over neighboring relations arising from the fit-out and shall assume such legal liabilities, which are irrelevant to Party A.

11.4     Unless otherwise provided herein, Party A does not make compensation in any form to Party B for the fit-out and additions when Party B returning the Leased/Preleased Premises.

11.5     In case of fire or other accidents, Party B shall also, apart from immediately calling the police and taking necessary measures, notify Party A and the property management company promptly.

11.6     During the Lease Term, Party A shall provide water supply and power supply at the capacity as set forth in the handover standards. Party A shall make its best efforts to accqurie normal power supply to the Leased/Preleased Premises. Party B may not use overload electricity or use electricity in violation of regulations; otherwise, it shall assume corresponding liabilities.  In case any force majeure, or due to reasons attributable to the power supply bureau, or the normal maintenance of systems, lines, facilities and equipment, or any reason not attributable to Party A gives rise to interruption in power supply, Party A shall not be held liable.

11.7     During the Lease Term, Party B shall reasonably use and protect the Leased/Preleased Premises and auxiliary facilities thereof. Unless otherwise agreed hereto, Party A shall be responsible for the repair and maintenance of facilities, equipment and property structure provided by Party A according to the handover standards or facilities, equipment and property structure of the public/common places, and Party B shall be responsible for repair and maintenance  of related facilities and equipment installed by itself. If the aforesaid part for which Party A assumes repair and maintenance obligations is damaged or has broken down due to the improper management or use by Party B, Party B shall be responsible for repair and maintenance.

11.8     The Party assuming the repair and maintenance obligations shall, within three working days after learning of the damage, arrange for such maintenance; should the maintenance fail to be conducted within such period, the other Party shall have the right to repair and to require the responsible Party to bear corresponding maintenance fee.

11.9     During the Lease Term, Party A shall give a three days’ notice to Party B for any inspection or maintenance of the Leased/Preleased Premises. Party B shall give cooperation in such inspection and maintenance. Party A shall minimize the effect of such repair or maintenance on the use of the Leased/Preleased Premises by Party B.

11.10  If Party A needs to work on supporting facility in the Leased/Preleased Premises, it shall give a prior notice to Party B and shall, in its construction work, try to avoid affect on the normal use by Party B of the Leased/Preleased Premises. The supporting facilities of the Leased/Preleased Premises include but not limited to the connection points of power supply, water supply, telecommunication facilities, water drainage pipelines, sewage discharge pipelines as well as parking spaces, internal roads, elevators, stairs, etc.

11.11  Party A may carry out maintenance, reconstruction, repair and fit-out engineering as required outside the Leased/Preleased Premises. If the public passages are required to be closed or changed due to the aforesaid engineering, Party A shall inform Party B of such requirement 10 days in advance by making announcement in the park or in written form and shall provide backup passages with appropriate traffic capacity, and shall avoid, to the largest extent possible, interfering or causing inconvenience to Party B by such engineering and consequences thereof.

12. Return of the Leased/Preleased Premises

12.1          Upon the expiry or rescission or early termination hereof, Party B shall, according to the handover (return) standards stipulated in Annex II and Annex III hereto, reinstate the Leased/Preleased Premises to its original state and, upon the written confirmation of the property management office entrusted by Party A, deliver the Leased/Preleased Premises to Party A (unless otherwise provided hereunder and save for normal wear and tear) and shall complete, within 10 days before the expiry of the Lease Term or within 20 days after the date of rescission or termination hereof, formalities for change or cancellation of all administrative registration/filing in relation to the Leased/Preleased Premises (if any, including but not limited to the cancellation of business and tax registrations with the Leased/Preleased Premises as the registered address and the cancellation of lease contract registration and filing); before the expiry of the stipulated period for delivery of the Leased/Preleased Premises, Party B shall still pay Rent. Should Party B fail to deliver the Leased/Preleased Premises after the specified deadline, it shall bear an occupation & use fee in an amount equal to twice of the current daily Rent for each day of delay, accrued from the date following the expiry date.

12.2          After the Leased/Preleased Premises are returned to Party A, all articles, facilities and equipment (if any) left behind by Party B in the Leased/Preleased Premises shall be kept by Party A for three working days; if Party B fails to pick up such articles after such three working days, it shall be deemed that Party B abandons such articles and automatically waives the ownership of and use right in and to such articles, facilities and equipment, which may be disposed of by Party A at its free discretion; any loss caused by such disposal to Party B or any third party shall be borne by Party B. Party B may not recover such loss from Party A.

12.3          Upon the expiry or rescission or early termination hereof, if Party B is unable to deliver the Leased/Preleased Premises to Party A and to complete formalities for change or cancellation of all administrative registration/filing in relation to the Leased/Preleased Premises (if any, including but not limited to the cancellation of the business and tax registrations with the Leased/Preleased Premises as the registered address and the cancellation of lease contract registration and filing) before the deadline specified in Article 12.1 hereof, Party B shall pay an occupation & use fee to Party A in an amount equal to twice of the current daily Rent for each day of delay during the period from the date following the expiry or rescission or early termination hereof to the date on which Party B delivers the Leased/Preleased Premises, completes the formalities for change or cancellation of all administrative registration/filing in relation to the Leased/Preleased Premises pursuant to the aforesaid stipulations. (For the avoidance of doubt, the Parties confirm that the occupation & use fee stipulated in this Article and the occupation & use fee in Article 12.1 are not in addition to each other.) Notwithstanding of the foregoing, during this period, Party A shall have the right to shut off the supply of water, electricity, gas and communication to and all other property management services for the Leased/Preleased Premises and also have the right to specify a deadline for the delivery of the Leased/Preleased Premises by Party B. If, during such period, Party B is still unable to deliver the Leased/Preleased Premises, any article left behind by Party B in the Leased/Preleased Premises shall be deemed abandoned by Party B, and Party A shall have the right to take possession of the Leased/Preleased Premises.

12.4          When this Contract is rescinded or terminated ahead of schedule due to any breach of Party A, Party B does not need to reinstate the Leased/Preleased Premises, but shall complete formalities for change or cancellation of all administrative registration/filing in relation to the Leased/Preleased Premises within the period stipulated in Article 12.1.

13. Sublease and Lease Expansion

13.1 Upon the written consent of Party A, Party B may sublease the Leased/Preleased Premises during the Lease Term to a third party designated by it, and shall furnish to Party A the sublease contract signed with such third party. The term of the sublease may not be longer than the then remaining Lease Term.

13.2 Party B undertakes to abide by the provisions of Shanghai Property Lease Regulations  and may not sublease the Premises under the following circumstances;

13.2.1 Party B defaults in the payment of Rent to Party A;

13.2.2 Party B builds in the Premises without authorization; and

13.2.3 The Premises are still in the prelease state.

13.3 All legal risks arising from the sublease made by Party B, including but not limited to division, dispute resolution, compensation for default, etc., shall be borne by Party B. All claims made against Party A therefor shall be compensated in full by Party B.

13.4 Upon the expiry of the Lease Term, if the Subtenant fails to move out of the Premises on schedule, Party A shall have the right to dispose of any articles left behind. All legal liabilities arising therefrom h shall be borne by Party B and the Subtenant.

13.5 During the Lease Term fixed herein, if Party B requires expanding the lease, it shall send a three months’ written notice to Party A, and such notice shall be given three months before the lease expiry date specified herein. The conditions for expanded lease shall be determined by Party A and Party B through consultation.

14. Party A’s Obligations

14.1 Party A shall provide the Premises in its normal, usable and safe state according to the provisions hereof and shall deliver the same to Party B for use on time.

14.2 Party A shall warrant that the roofs, main structure, walls, water pipelines and cables & wires, etc. of the Premises are in a normal and usable state.

14.3 Party A shall provide services and facilities stipulated herein to Party B.

15. Party B’s Obligations

15.1 Party B shall, pursuant to the provisions hereof, pay Rent and Performance Bond in full to Party A on time and shall, pursuant to the Property Management Contract and/or the Property Management Convention, pay, including but not limited to, property management fee, fit-out deposit (if any) and Other Charges to the Property manager on time and in full.

15.2 Party B shall, pursuant to this Contract, the Property Management Contract and the Property Management Convention, use the Leased/Preleased Premises and the Property, and shall abide by all provisions of this Contract, the Property Management Contract and the Property Management Convention.

15.3 Party B shall operate business by law and in compliance with the regulations of the State, shall pay to competent government departments various taxes and charges incurred in connection with the business operation of Party B, and shall assume credits, debts and legal liabilities independently.

15.4 Party B shall abide by applicable laws of the State and Shanghai Municipality and the stipulations hereof and shall, if its violation of provisions of any law or stipulations hereof causes any loss to Party A, be responsible for compensation.

15.5 Party B hereby agrees and confirms to waive the right of first refusal to the Premises.

16. Contract Termination and Liability Exemption

16.1     Party A and Party B agree that this Contract shall terminate during the Lease Term under any of the following circumstances and the Parties shall not assume any liability to each other:

16.1.1 The right to use the land within the scope of the Leased/Preleased Premises is taken back by the State by law;

16.1.2 The Leased/Preleased Premises are requisitioned under law for social and public interests;

16.1.3 The Leased/Preleased Premises are listed in the permitted house demolition scope by law as required by urban construction;

16.1.4 If, due to reasons not attributable to the Parties, the Leased/Preleased Premises are damaged, lost or are identified as dangerous Property and cannot be reinstated to the leasable state upon repair; or

16.1.5 Party A has informed Party B before lease that the Leased/Preleased Premises have been mortgaged and then the Leased/Preleased Premises have to be disposed of.

16.2     The demolition that has been approved by government or that has gone through normal and legal approval procedures shall be carried out according to national demolition regulations and applicable local demolition rules.

16.3     Party B acknowledges that Party A does not need to make compensation and assume other legal liabilities to Party B (including its employees, agents, labors, contractors, visitors, etc.) and any third party, including the Subtenant, for any consequences arising from any event, including the following, caused by reasons not attributable to Party A:

16.3.1 Necessary maintenance and repair work to the building as well as service disablement of public facilities caused by reasons not attributable to Party A (including unexpected facilities failure, including but not limited to with air-conditioning, electricity, gas, etc.);

16.3.2 Any economic loss caused to Party B or any other third parties and any damage, interruption or inconvenience caused by or through any defect in or breakdown of any of elevators, escalators, and air-conditioning equipment;

16.3.3 Any economic loss or damage caused to Party B or any other third parties by or through the failure, breakdown, or suspension of power supply, water supply and gas supply;

16.3.4 Any economic loss or damage caused to Party B or any other third parties by or through overflow, leakage, smoke, fire or escape of any other substances or things in any place due to reasons not attributable to the quality of the Premises;

16.3.5 Any economic loss or damage caused to Party B or any other third parties by or through the influx of rain water or other water into any part of the Leased/Preleased Premises due to reasons not attributable to the quality of the Premises;

16.3.6 Any economic loss or damage caused to Party B or any other third parties by or through the breeding of rats, termites, cockroaches and other insects;

16.3.7 Any economic loss or damage caused to Party B or any other third parties by or through stealth or robbery; and

16.3.8 Any loss or injury or death caused by accidents beyond the purview of Party A or beyond the reasonable operation, control, precautionary measures of Party A.

16.4     Party B may not, on the ground of any security-related issues, reduce Rent or suspend the payment of Rent or Other Charges payable hereunder.

17. Rescission of Contract and Liabilities for Breach of Contract

17.1     If Party B delays in paying any Rent, Performance Bond or Other Charges, it shall, from the date following the due date, pay an interest on overdue payment equal to 0.05% of the total payable yet unpaid amount for each day of delay, until Party B makes the payment in full.

17.2     Party A and Party B agree that, under any of the following circumstances, a Party may rescind this Contract by notifying the other Party in writing. The breaching Party shall pay the non-breaching Party liquidated damages equal to three times of the monthly Rent; if any loss is caused to the non-breaching Party, and the paid liquidated damages are insufficient to make up for such loss, the breaching Party shall also pay the difference between the loss and the liquidated damages:

17.2.1 Party A fails to deliver the Leased/Preleased Premises on schedule and still fails to do so within seven days after the specified date of delivery;

17.2.2 The Leased/Preleased Premises handed over by Party A have defects that may endanger the safety of Party B;

17.2.3 Party B changes the usage of the Leased/Preleased Premises without the consent of Party A;

17.2.4 The main structure of the Leased/Preleased Premises is damaged due to causes attributable to Party B;

17.2.5 Party B subleases the Leased/Preleased Premises or transfers the right to lease the Leased/Preleased Premises to others, or exchanges the Leased/Preleased Premises with others without approval;

17.2.6 Party B delays in paying any Rent and/or Other Charges consecutively for more than 30 days and still fails to do so within three days after being so demanded by Party A in writing;

17.2.7 Party B fails to pay the Performance Bond during the period specified herein and such delay exceeds [5] days;

17.2.8 Party B delays, for more than 30 days accumulatively, in brining the amount of Performance Bond to its full amount after Rent adjustment or deduction of the Performance Bond and still fails to do so within three days after being so demanded by Party A in writing;

17.2.9 The project carried out by Party B in the Leased/Preleased Premises has caused serious pollution of the surrounding and park environment;

17.2.10 Party B occupies the part beyond the Leased/Preleased Premises without the consent of Party A and fails to make corrections after the written notice given by Party A.

17.2.11 Party B stores inflammable, explosive, toxic and other hazardous articles in the Leased/Preleased Premises without special fire approval document for hazardous articles and the consent of Party A;

17.2.12 Party B is subject to liquidation or dissolution or enters the bankruptcy proceedings;

17.2.13 Unless otherwise provided herein, Party B fails to fulfill any obligations hereunder and/or contravenes any representation, undertaking, warranty or declaration hereunder and fails to make corrections within 30 days after so being pointed out by Party A in writing.

17.3     If Party A exercises the right to unilaterally rescind the Contract or if Party B delays in paying any Rent and/or Other Charges consecutively for more than 30 days, Party A shall have the right to suspend the supply of water, electricity, gas, communications, etc. to the Leased/Preleased Premises as well as other property management services and take possession of the Leased/Preleased Premises, in which case any loss caused to Party B or Party B’s Subtenant by such acts of Party A shall be borne by Party B. Before the expiry of the time limit required by Party A for the delivery of the Leased/Preleased Premises by Party B, Party B shall still pay Rent. Should Party B fail to deliver the Leased/Preleased Premises after the deadline designated by Party A, it shall bear an occupation & use fee in an amount equal to twice of the current daily Rent for each day of delay, commencing on the date following the expiry date.

17.4     If Party B breaches the Contract, Party A shall have the right to pursuit for liablities of Party B for such breach, regardless whether Party A has received Rent or not. The failure on the part of Party B to pay Rent or Other Charges in full pursuant to the provisions hereof or the receipt by Party A of insufficient Rent or Other Charges shall not be deemed that Party A accepts such breach or insufficiency, nor shall it affect the right of Party A to recover such insufficiency, or affect the right of Party A to take other measures according to provisions of this Contract and applicable law.

17.5 Unless otherwise provided herein, if Party A fails to fulfill any obligations hereunder and/or breaches any representation, undertaking, warranty or declaration hereunder and fails to make corrections within 30 days after being pointed out by Party B in writing, Party B shall have the right to correct the breach of Party A on its behalf and to require Party A to bear the expenses actually incurred.

17.6 If this Contract is held to be invalid/revocable due to reasons attributable to Party B, Party A shall forfeit the Performance Bond paid by Party B and, if the Performance Bond is insufficient to cover the losses of Party A, shall also compensate for the difference between the caused loss and the Performance Bond. If this Contract is held to be invalid/revocable due to reasons attributable to Party A, Party A shall return the Performance Bond received to Party B and pay liquated damages to Party B in an amount equal to the then three months’ Rent for the Leased/Preleased Premises; if the compensation is insufficient to cover the losses of Party B, Party A shall also compensate for the difference between the caused loss and the compensation.

17.7 Party A and Party B agree that, except for the circumstances set forth herein, if Party A or Party B requires unilaterally rescinding this Contract or rescinds this Contract without authorization, it shall assume the liabilities for default to the other Party, and the Parties agree to deal with such default according to the standards for default liabilities set forth in Article 17.2.

18. Force Majeure

18.1    Force majeure events include but not limited to disabled service or interruption of public facilities arising from war, civil commotion, terrorist acts, fire, flood or government regulation or restriction, and extremely adverse weather.

18.2    During the Lease Term, if any force majeure event makes it impossible to perform this Contract on specified conditions, the Party encountering force majeure shall promptly notify the other Party and shall, within 10 days, provide valid proof on details of force majeure and on reasons for impossibility of performance, impossibility of full performance, or delay in performance. If any Party is prevented from performing its obligations due to force majeure event, the time for such performance shall be correspondingly postponed for the duration of the force majeure.

18.3    Party A and Party B shall decide through consultation whether to rescind the Contract, or to partially exempt the performance of the Contract, or to delay the performance of the Contract according to the influence exerted by force majeure on the performance hereof. Where the force majeure event causes any Party to delay the performance of related obligations herein or prevents such Party from the performance, for more than 10 days, either Party may give a one month’s written notice to the other Party, and terminate this Contract.

18.4    When this Contract terminates by reason of a force majeure event, it shall be deemed terminated upon expiry, provided that the liabilities assumed by any Party for default committed before the termination hereof may not be exempted. Party B shall, within 10 working days from the termination date hereof, settle all actually incurred Rents and Other Charges with Party A, and Party A shall return Party B’s Performance Bond (if any) within 15 days after this Contract terminates and after Party A receives the aforesaid Rent and charges and after all conditions mentioned in Article 9.4 hereof are satisfied. Thereafter no Party shall assume any compensation liability for any damage caused to the other Party by force majeure.

18.5    Both Parties shall be obligated to take measures to prevent further losses. If the intentional act or omission by one Party causes any further loss, the other Party may require such Party to assume corresponding compensation liability.

19. Notice

19.1     All notices and communications made hereunder shall take the written form and shall be deemed effectively given under the following circumstances:

(1)        When such notice is sent to the receiving Party if by personal delivery;

(2)        When it is sent during normal business hours to the receiving Party if by confirmed e-mail or fax or on the working day following the date of transmission if it is sent during non-normal business hours;

(3)        Seven days after it is sent if by registered mail or certified mail, with return receipt required in both cases; or

(4)        Three days after it is handed over to courier service if via courier, which has been supported by a written receipt.

19.2     The following addresses of the Parties shall be taken as the addresses for the purpose of notice:

i. Party A: Shanghai Zhangjiang Hi-tech Park Development Co., Ltd.

ii. Address: Tower B, 8/F, Zhangjiang Mansion, 560 of Songtao Road

iii. Fax number: 50800492

iv. Telephone number: 38959000

v. Addressee: Shen Zhong

vi. E-mail: shenz@600895.com

vii. Party B: Yao Fang Information Technology (Shanghai) Co. Ltd.

viii. Address: Building 10, 115 of Lane 572, Bibo Road, Pudong New area, Shanghai

ix. Fax number: 20536666

iv. Telephone number: 20536666

xi. Addressee: Cui Chenyuan

xii. E-mail: cuichenyuan@l11 .com.cn

19.6           If a Party changes its name, address, e-mail, addressee and other aforesaid contact information, such Party shall give a written notice to the other Party in a timely manner and such notice shall be affixed with the official seal.

20. Governing Law and Dispute Resolution

20.1     The formation, effectiveness, construction and performance of this Contract shall be governed by applicable laws and regulations of China in force.

20.2     Any dispute or claim arising from or in connection with this Contract shall be resolved by the Parties through friendly consultation. If the consultation fails, any Party may file a lawsuit before the competent people’s court in the place where the Property is located. The Parties agree that such people’s court has exclusive jurisdiction.

20.3     In the course of resolution of any dispute under this Contract, any Party shall be obligated to continue performing the other undisputed obligations herein.

21. Miscellaneous

21.1     Party A has signed an Entrusted Operation Agreement with [/] Co., Ltd, whereby Party A authorizes and entrusts such Company to take charge of the collection of Rent for the Property and other matters related to lease, operation and management.

21.2     The Parties hereto shall strictly abide by all provisions hereof, obey the contractual spirit, and strictly maintain the confidentiality of business secrets and do not disclose any provisions (including but not limited to the provisions on Rent, Performance Bond, etc.) hereof to any third party[excluding directors, employees and professional advisers (including legal and financial advisers) that may be required to assess the provisions or contents hereof and government departments that accept filing and registration applications, provided that the Party shall ensure that the aforesaid excluded personnel abide by the confidentiality obligation applicable to itself hereunder].

21.3     If Party B hereto is an investor or the representative authorized by the investor of a company that has not been officially established, it shall assume liabilities and obligations of the Tenant hereof before the establishment of the company. After the company officially becomes a legal entity, Party B warrants that the company will sign tripartite agreement for change of leasing entities with Party A and Party B in a timely manner. During the performance hereof, Party B shall assume joint and several warranty liabilities for the performance by the company based on the Contract.

21.4     This Contract shall take effect after being signed and sealed by the Parties. Within 15 days after the Contract takes effect, Party A shall cooperate with Party B in handling the registration and filing with the office of the real estate trade center at the place where the Property is located and obtaining a certificate on property lease registration; If this Contract is amended or terminated after the registration and filing hereof, Party A shall give cooperation to Party B in handling the formalities for change and cancellation of registration and filing with the original registration authority,

21.5     Any matter not stated herein shall be determined by Party A and Party B through consultation by concluding a supplementary agreement. The supplementary agreement and annexes hereto shall form an integral part of this Contract.

21.6     This Contract and its annexes are made in three copies, with Party A holding one copy and Party B holding two copies, and all of these counterparts shall have the same legal effect.

21.7     Other supplementation: none.

22. Annexes

The following annexes attached hereto shall constitute an integral part of this Contract and shall have the same legal effect as of this Contract. If there is any discrepancy between the provisions hereof and that of any annex hereto, the provisions hereof shall prevail. All annexes will terminate upon the termination hereof.

Annex I: Floor Plan of the Leased/Preleased Premises

Annex II: Handover Standards and List of Existing Fit-outs, Ancillary Facilities and Equipment

Annex III: Scope, Conditions and Requirements for Use of Common Area

Annex IV: Fire Safety Undertakings

Annex V: Production Safety Undertakings

Lessor (Party A):

Shanghai Zhangjiang Hi-tech Park Development Co., Ltd.

(seal)

/s/Special seal for contract purposes of Shanghai Zhangjiang Hi-tech Park Development Co., Ltd.

Representative (Signature):

Lessee (Party B):

Yao Fang Information Technology (Shanghai) Co., Ltd.

(seal)

/s/Seal of Yao Fang Information Technology (Shanghai) Co., Ltd.

Representative (Signature):

Annex I: Floor Plan for Leased/Preleased Premises

Annex II: Handover Standards and List of Existing Decoration, Ancillary Facilities and Equipment

In view of Party B’s willingness to accept all redecoration of the former tenant Shanghai Yuanmai Trade Co., Ltd. for Room 301, 302, and 401, Party B agrees that Party A shall hand over such rooms to Party B on “as is” basis. The leased premises shall be restored to meet the property handover standard (except for natural wear and tear) on the date of expiration or early termination (irrespective of reason) of the lease contract, and the leased premises shall be returned to Party A in accordance with Article 12.1.

The above-mentioned standard for the handover y of the rooms shall mean the standard for Party A to hand over the leased rooms (including ancillary facilities and equipment), as set forth in the House Transfer & Acceptance Certificate or similar house handover documents. It means that Party B is obliged to dismantle all the redecoration made by Shanghai Yuanmai Trade Co., Ltd. with respect to Room 301, 302, and 401 and restore those rooms according to the standard applicable to Party A’s handover of the leased rooms (including ancillary facilities and equipment). Party A shall not be obligated to repair any defects in the secondary decoration.

Among the rooms, Room 402 shall be delivered according to the property handover standard. Party B shall return the leased room to its original condition (except for natural wear and tear) on the expiration date of the lease period or on the date of early termination of the contract irrespective of reason, and shall return the leased room to Party A according to Article 12.1.

If there is any inconsistency between the above provisions and other provisions of this contract, the above provisions shall prevail.

Annex III: Scope, Conditions and Requirements for Use of Common Area

Annex IV: Fire Safety Undertakings

To: Shanghai Zhangjiang Hi-Tech Park Development Co., Ltd.

To ensure fire safety and prevent fire accidents, we now solemnly makes the following undertakings:

1.                  We will earnestly implement the fire safety responsibility system, clarify responsible persons and managers for fire safety, and their duties, strengthen fire safety management, and resolutely prevent the occurrence of fire accidents.

2.                  If we intend to reconstruct, expand or redecorate the leaseed rooms, it can only be carried out with the permission of the firefighting authority, you and the property management company.

3.                  We will regularly carry out fire inspections, remove hidden fire dangers in a timely manner, and guarantee a fire inspection on every day.

4.                  There is no use of open fire and no fire-related construction in the leaseed rooms. We will strictly implement the operating license management regulations, and operation license shall be obtained in strict accordance with applicable procedures and related measures shall be taken for the use of fire, confined space, temporary electricity, high place operations, groundbreaking and other special operations. Operating is forbidden without such license.

5.                  We will not use the leased rooms as staff dormitory and will not allow staff to stay there overnight.

6.                  Fire facilities, equipment and evacuation signs will be set strictly in accordance with national regulations, and maintenance will be made regularly to ensure soundness and effectiveness; and fire-fighting facilities and equipment will not be damaged, or used, dismantled or deactivated without approval. In case of failure of fire hydrant or fire extinguishing appliances, and damage of automatic fire extinguishing and automatic alarm systems, we will immediately repair or report to you and the property management company you engages.

7.                  We will resolutely not take up and block evacuation routes, not lock emergency exits, and maintain evacuation routes and emergency exits unblocked. We will not install glass, mirrors or otherwise that may mislead evacuation in the evacuation passages and emergency exits.

8.                  We will strengthen the management of use of fire, electricity, oil and gas, and not add any wire without permission. We will not use, store and operate any kind of inflammable and explosive dangerous chemicals in the leased rooms, and set off fireworks and firecrackers in the leased rooms and the public areas in which such rooms located.

9.                  We will not use flammable materials such as polyurethane foam or soft packs, carpets, sofas, curtains or otherwise that are not fire-retardant to decorate the leaseed rooms.

10. We will formulate and continuously improve our firefighting and emergency evacuation & rescue plan, and regularly carry out fire prevention education and fire evacuation drills. We will constantly raise employees’ awareness of fire prevention and common sense of self-protection and self-rescue, and strengthen their skills to guide visitors to evacuate.

11. We will seriously participate in the safety-related activities and trainings organized by you, and accept and cooperate with the safety inspections organized by you.

12. We will proactively invest funds and manpower and materials to eliminate and correct strictly as required any hidden fire danger discovered in the inspection of applicable public security organs and fire protection agencies, your safety inspections, and our self-inspections.

13. In the event of a fire, we will immediately start rescue work and take the responsibility to protect the post-fire site and assist the fire authority in investigating the cause of the fire.

14. If we fail to fulfill the above commitments, we will accept the punishment imposed by the fire authority and undertake default liability unconditionally in accordance with the lease contract signed with you. If there is a fire accident, we will voluntarily undertake relevant legal responsibilities and consequences, and actively compensate for the losses cased to you and any third parties.

Signature (seal):

/s/ Seal of Yao Fang Information Technology (Shanghai) Co., Ltd.

Date:

Annex V: Production Safety Undertakings

To: Shanghai Zhangjiang Hi-Tech Park Development Co, Ltd.

To ensure safe production and prevent accidents involving safety responsibility, we now solemnly make the following undertakings:

1.                  We will carefully implement national guidelines, policies, laws and regulations as well as rules and regulations on work and production safety.

2.                  We will carry out in-depth safety and integrity development activities, and establish and improve our security and integrity mechanism.

3.                  We will strictly implement our non-delegable and independent responsibility for corporate safety production and the safety responsibility system at all levels, and improve safety production rules and regulations.

4.                  We will establish hidden danger investigation and management mechanism, realize systematic, standardized and regular hidden danger investigation and management, and eliminate all kinds of hidden dangers in a timely manner.

5.                  We will vigorously promote the standardization of safety and quality, and actively create intrinsic safety.

6.                  We will not use techniques and equipment that have been abandoned, and will not use the facilities having poor safety reliability (no security protection).

7.                  We will strengthen team construction, reinforce on-site management, and deploy safety management personnel as required.

8.                  We will not violate applicable rules to give direction or carry out operation.

9.                  We will not use, store, operate or produce hazardous chemicals in violation of regulations.

10.           We will provide employees with daily safety trainings and new workers with three-level safety education in accordance with applicable regulations to improve the staff awareness of safety.

11.           We will strictly implement the operating license management regulations, and operation license shall be obtained in strict accordance with applicable procedures and related measures shall be taken for the use of fire, confined space, temporary electricity, high place operations, groundbreaking and other special operations. Operating is forbidden without such license.

12.           We will strengthen prevention of occupational hazards and prevent occurrence of occupational hazards.

13.           We will strictly implement the “Three Simultaneous lease (simultaneous design, construction and use)” provisions in relation to construction projects, and will not make any illegal construction during the lease term.

14.           We will participate in the safety activities and trainings organized by you.

15.           We will accept any safety inspections organized by you, and promptly implement corrective actions to correct the problems identified.

We sincerely invite  you to supervise our compliance with the above commitments. If we fail to fulfill the above commitments, we will voluntarily and unconditionally accept the punishment imposed by the safety management authority, and bear default liability in accordance with the contract signed with you. If there is a security incident, we will voluntarily undertake relevant legal responsibilities and consequences, and actively compensate for the losses caused to you and any third parties.

Signature (seal):

/s/ Yao Fang Information Technology (Shanghai) Co., Ltd.

Date: